Exhibit 10.6

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of December 28, 2022, by and between EAST WEST BANK, a California banking corporation (“EWB”), as Administrative Agent and a Lender, and SCP PRIVATE CREDIT INCOME BDC LLC, a Delaware limited liability company (“Borrower”), and acknowledged by STIFEL BANK & TRUST (“Stifel”).

RECITALS

Borrower, EWB and Stifel are parties to that certain Amended and Restated Loan and Security Agreement dated as of October 4, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined terms hereby are added to Section 1.1 of the Agreement as follows:

“Daily Simple SOFR” means, Daily Secured Overnight Financing Rate for any day (i) if such day is a U.S. Government Securities Business Day, published on such day or (ii) if such day is not a U.S. Government Securities Business Day, published on the U.S. Government Securities Business Day immediately preceding such day, in each case, as published by the Federal Reserve Bank of New York (or successor administrator) and displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Administrative Agent) and as determined by Administrative Agent.

“Determination Date” means, with respect to a Term SOFR-based Advance, the day such Term SOFR-based Advance is made, the last day of the Interest Period of a Term SOFR-based Advance, or the effective date of an election of the Term SOFR Rate made under Section 2.6(a) hereof, as applicable; provided that if any Determination Date is not a U.S. Government Securities Business Day, the rate applicable on such Determination Date shall be the rate for the immediately preceding U.S. Government Securities Business Day.

“First Amendment” means that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of the First Amendment Closing Date, entered into by and among Borrower, the Lenders and the Administrative Agent.

“First Amendment Closing Date” means December 28, 2022.

“Interest Period” means for each Term SOFR-based Advance, a period of one (1) month, or such other period as Administrative Agent and Borrower may agree upon, provided that the last day of an Interest Period for a Term SOFR-based Advance shall be determined in accordance with the practices of the SOFR market as from time to time in effect.

“Term SOFR Rate” means, for any Interest Period for a Term SOFR-based Advance, the one (1) month Term Secured Overnight Financing Rate, as administrated by CME Group Benchmark Administration Limited (or successor administrator) and displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as reasonably selected by Administrative Agent) and as determined by Administrative Agent on each Determination Date (the “Index”).

“Term SOFR-based Advance” means an Advance which bears interest at the Term SOFR-based Rate.

“Term SOFR-based Rate” means, for any Interest Period for a Term SOFR-based Advance, a rate per annum equal to the sum of (i) the Term SOFR Rate for such Interest Period, plus (ii) 2.80%.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

2. The following defined terms in Section 1.1 of the Agreement hereby are amended and restated as follows:

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California and/or the State of New York are authorized or required to close.

“Loan Documents” means, collectively, this Agreement, the Collateral Assignment, the Security Agreement, the Revolving Facility Promissory Notes, any other notes executed by Borrower in favor of a Lender, and any other agreement entered into by any Fund or any Managing Entity with Administrative Agent or Lenders in connection with this Agreement, all as amended or extended from time to time.

“Prime-Based Rate” means one percent (1%) above the Prime Rate; provided that, the Prime-Based Rate shall in no case be less than 0% per annum.

“Revolving Line” means, as of any date, aggregate Credit Extensions of up to $75,000,000, as such applicable amount may be terminated or reduced by Borrower pursuant to Section 2.9.

“Revolving Maturity Date” means December 31, 2023.

3. The following defined terms in Section 1.1 of the Agreement hereby are deleted as follows: “LIBOR Amount”, “LIBOR-Based Advance”, “LIBOR-Based Rate”, “LIBOR Interest Period”, “LIBOR Rate” and “Reserve Requirement”.

4. The fourth and fifth sentences in Section 2.1 hereby are amended and restated as follows:

“Borrower may prepay any Advances without penalty or premium; provided, however, that the prepayment of Term SOFR-based Advances is subject to Section 2.6(c). Whenever Borrower desires an Advance, Borrower will notify Administrative Agent by email or telephone no later than (a) 12:00 p.m. Eastern time on the Business Day the Advance is requested to be made, if the Advance is a Prime-based Advance, or (b) 12:00 p.m. Eastern time, on the Business Day that is at least two (2) Business Days prior to the Business Day the Advance is to be made, if the Advance is a Term SOFR-based Advance.”

5. Section 2.3(a) of the Agreement hereby is amended and restated as follows:

“(a) Interest Rate. Except as set forth in Section 2.3(b), (i) Prime-Based Advances shall bear interest, on the outstanding daily balance thereof, at the greater of (y) a floating rate of interest equal to the Prime-Based Rate or (z) five percent (5.00%) and (ii) Term SOFR-based Advances shall bear interest, on the outstanding daily balance thereof, at the greater of (y) a rate of interest equal to the Term SOFR-based Rate or (z) five percent (5.00%).”

6. The fourth sentence in Section 2.3(c) hereby is amended and restated as follows:

“Interest hereunder in respect of all Term SOFR-based Advances shall be due and payable on the last day of the Interest Period applicable to such Term SOFR-based Advance, unless such Interest Period exceeds three (3) months, in which case interest shall be due and payable on the three (3) month anniversary of such Term SOFR-based Advance and on each three (3) month anniversary thereafter. If a replacement rate is determined pursuant to Section 2.6(e) and such replacement rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.”

7. Section 2.5(c) of the Agreement hereby is amended and restated as follows:

“(c) Extension Fee. Borrower shall pay to Administrative Agent, a fully earned, non-refundable facility fee equal to one quarter of one percent (0.25%) of the Revolving Commitment as of the date of a one-year extension of the Revolving Maturity Date (the “Extension Facility Fee”). The Extension Facility Fee shall be due and payable in one lump-sum payment on the date that such extension is effective.”

8. Section 2.6 of the Agreement hereby is amended and restated as follows:

“2.6 Additional Provisions Regarding Term SOFR-based Advances.

(a) Borrower may from time to time submit in writing a request that (x) any existing Term SOFR-based Advances continue for an additional Interest Period or convert to a Prime-based Advance or (y) any existing Prime-based Advance convert to a Term SOFR-based Advance. Each written request for a continuation of a Term SOFR-based Advance shall be substantially in the form of a Term SOFR Rate Continuation Certificate as set forth on Exhibit C-2, which shall be duly executed by a Responsible Officer, and shall specify the amount of the Interest Period to be applicable to such Term SOFR-based Advances. Each written request for a conversion from a Term SOFR-based Advance to a Prime-based Advance or from a Prime-based Advance to a Term SOFR-based Advance shall be substantially in the form of the Loan Advance/Paydown Request Form attached as Exhibit C-1. Subject to the terms and conditions contained herein, after Administrative Agent’s receipt of such a request from Borrower, such Term SOFR-based Advances shall continue or convert, as the case may be provided that:

(i) no Event of Default exists;

(ii) no party hereto shall have sent any notice of termination of the Agreement;

(iii) Borrower shall have complied with such customary procedures as Administrative Agent has established from time to time for requests for Term SOFR-based Advances;

(iv) the amount of a Term SOFR-based Advance shall be at least One Hundred Thousand Dollars ($100,000);

(v) Administrative Agent shall have determined that the Interest Period or Term SOFR Rate is available to Administrative Agent as of the date of the request for such Term SOFR-based Advance; and

(vi) such request for Advance shall be delivered to Administrative Agent by 1:00 p.m. Eastern time on a U.S. Government Securities Business Day that is at least two (2) U.S. Government Securities Business Days prior to the proposed date of the requested Advance.

Any request by Borrower to continue any existing Term SOFR-based Advances or convert any Prime-based Advances to Term SOFR-based Advances shall be irrevocable.

(b) Any Term SOFR-based Advances shall automatically continue for the same Interest Period upon the last day of the applicable Interest Period, unless Administrative Agent has received and approved a complete and proper request to continue such Term SOFR-based Advance by 1:00 p.m. Eastern time on the last day of the applicable Interest Period in accordance with the terms hereof. Any Term SOFR-based Advances shall, at Administrative Agent’s option, at the end of the current Interest Period convert to Prime-based Advances in the event that an Event of Default in respect of Borrower shall occur and be continuing. Borrower shall pay to Administrative Agent, upon demand by Administrative Agent together with a certificate attaching reasonable evidence of such losses any amounts required to compensate the Lenders for any loss (excluding loss of anticipated profits), cost or expense incurred by such Person, as a result of the conversion of Term SOFR-based Advances to Prime-based Advances pursuant to any of the foregoing. Any “LIBOR-based Advances” that are outstanding as of the First Amendment Closing Date (“Existing LIBOR Advances”) shall remain “LIBOR-based Advances” (without giving effect to the changes made by the First Amendment) until the end of the applicable Interest Period. Any Existing LIBOR Advances shall automatically convert to Term SOFR-based Advances with a one (1) month tenor in the amount of such Existing LIBOR Advances on the last day of the Interest Period applicable to such Existing LIBOR Advances unless Borrower provides notice to Administrative Agent at least two (2) U.S. Government Securities Business Days prior to such conversion date that either (i) Borrower elects to convert such Existing LIBOR Advance to a Prime-based Advance in accordance with the terms of this Agreement or (ii) Borrower elects to repay such Advance in accordance with the terms of this Agreement; provided, however, that if any default or Event of Default exists on the last day of the applicable Interest Period, such Existing LIBOR Advances shall convert to Prime-based Advances.

(c) If for any reason (including voluntary or mandatory prepayment or acceleration), Administrative Agent receives all or part of the principal amount of a Term SOFR-based Advance prior to the last day of the Interest Period for such Term SOFR-based Advance, Borrower shall on demand by Administrative Agent, pay Administrative Agent the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period or term exceeds (ii) the interest that would have been recoverable by Administrative Agent by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period or term at the interest rate determined by Administrative Agent.

(d) If Administrative Agent shall have determined that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Term SOFR Rate for such Interest Period, Administrative Agent shall give email or telephonic notice (promptly confirmed in writing) thereof to Borrower. If such notice is given (x) any Term SOFR-based Advances requested to be made on the first day of such Interest Period shall be made as Prime-based Advances, and (y) any outstanding Term SOFR-based Advances shall be converted, on the last day of the then-current Interest Period, to Prime-based Advances. Until such notice has been withdrawn by Administrative Agent, no further Term SOFR-based Advances shall be made or continued as such, nor shall Borrower have the right to convert Credit Extensions to Term SOFR-based Advances. The provisions of this Section 2.6(d) shall be subject in all respects to Section 2.6(e) below and shall apply only until a successor rate is determined in accordance with Section 2.6(e).

(e) Notwithstanding anything herein or in any other Loan Document to the contrary, in the event that (i) the Index is permanently or indefinitely unavailable or unascertainable, (ii) the Index can no longer be lawfully relied upon in contracts of this nature by any or all of the parties, or (iii) the Index does not accurately and fairly reflect the cost of making or maintaining the type of loans or advances under this Agreement and in any such case, such circumstances are unlikely to be temporary, then all references to the interest rate herein will instead be (x) to Daily Simple SOFR and if Administrative Agent is unable to determine or ascertain Daily Simple SOFR (which determination shall be conclusive and binding for all purposes), then (y) to a replacement rate determined by Administrative Agent in its sole judgment, including any adjustment to the replacement rate to reflect a different credit spread, term or other mathematical adjustment deemed necessary by Administrative Agent in its sole judgment. Administrative Agent will provide reasonable notice to Borrower of such replacement rate as applicable pursuant to (x) or (y) above, which will be effective on the date of the earliest event set forth in clauses (i)-(iii) of this paragraph. If there is any ambiguity as to the date of occurrence of any such event, Administrative Agent’s judgment will be dispositive. Administrative Agent may also from time to time, in Administrative Agent’s sole discretion, make any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length or applicability of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) (“Conforming Changes”) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such replacement rate and to permit the administration of the loans by Administrative Agent in an administratively and operationally practicable manner. If there is any ambiguity as to the date of occurrence of any such event, Administrative Agent’s judgment will be dispositive. Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any replacement rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto, including whether the composition or characteristics of any such alternative, comparable or successor rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the immediately preceding interest index rate or any other interest rate index, or (b) the effect, implementation or composition of any Conforming Changes.”

9. The third and fourth sentences in Section 2.10(c) hereby are amended and restated as follows:

“If any payment hereunder (other than payments on Term SOFR-based Advances) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on Term SOFR-based Advances becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.”

10. Schedule I of the Agreement hereby is replaced with Schedule I attached hereto.

11. Exhibit B-1 to the Agreement hereby is replaced with Exhibit B-1 attached hereto.

12. Exhibit B-2 to the Agreement hereby is replaced with Exhibit B-2 attached hereto.

13. Exhibit C to the Agreement hereby is replaced with Exhibit C attached hereto.

14. On the First Amendment Closing Date, Administrative Agent shall make an Advance to Borrower, on behalf of EWB, in the aggregate amount equal to $16,654,269.65, which represents the Revolving Extensions of Credit, plus all accrued interest thereon, owing from Borrower to Stifel, as of the First Amendment Closing Date, which Advance shall be remitted directly to Stifel and shall refinance all Indebtedness owing from Borrower to Stifel under the Loan Documents. Upon such repayment, (i) Stifel’s Revolving Commitment shall be terminated, (ii) Stifel will no longer be a Lender under the Agreement or the other Loan Documents, and (iii) all of Stifel’s rights and obligations under the Agreement (including all of its Revolving Commitments and the Advances owing to it) will be assigned to EWB in accordance with its pro rata share of Revolving Commitments after giving effect to this Amendment (and Section 12.1 of the Agreement shall be deemed satisfied in connection with such assignment).

15. On the First Amendment Closing Date, Administrative Agent will reallocate the Revolving Extensions of Credit under the Agreement such that, after giving effect to such reallocation and this Amendment, EWB will hold such Revolving Extensions of Credit in accordance with its pro rata share of the aggregate Revolving Commitments. In connection with such reallocation of the Revolving Extensions of Credit, EWB’s Revolving Commitment shall be increased as reflected on Schedule I to the Agreement after giving effect to this Amendment.

16. No course of dealing on the part of Administrative Agent, any Lender or their respective officers, nor any failure or delay in the exercise of any right by Administrative Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Administrative Agent’s and/or any Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Administrative Agent or such Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Administrative Agent or Lenders, as applicable.

17. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Administrative Agent or Lenders under the Agreement, as in effect prior to the date hereof.

18. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

19. As a condition to the effectiveness of this Amendment, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, the following:

(a) this Amendment, duly executed by Borrower;

(b) an Affirmation of Investor and Security Agreement, duly executed by SCP Private Credit (BDC) Access LP, a Delaware limited partnership, SCP Private Credit (BDC) Access Advisors LLC, a Delaware limited liability company and Administrative Agent;

(c) an Affirmation of Collateral Assignment of Capital Call Rights, duly executed by Solar Capital Partners LLC, a Delaware limited liability company, and Borrower;

(d) to the extent executed, amended, revised or updated, as applicable, after the Closing Date and not previously delivered to Administrative Agent, (i) copies of any side letters and subscription agreements with respect to interests in Borrower, (ii) copies of any amendments to side letters or subscription agreements previously delivered to Administrative Agent and (iii) certified copies of any amendments to the Operating Agreement or any operating or limited liability company agreement of entities acting on behalf of Borrower;

(e) a certificate with respect to Borrower’s certificate of good standing, Operating Documents, incumbency and resolutions of the Board of Directors authorizing the execution and delivery of this Amendment and such other documents required in connection with this Amendment;

(f) a fully earned and non-refundable facility fee equal to One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500) payable in accordance with Section 2.5(c) (as amended herein), which may be debited from any of Borrower’s accounts; and

(g) all reasonable Lender Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts.

20. This Amendment and any other Loan Document may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement or Loan Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Amendment or any other Loan Document (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof or thereof.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the first date above written.

SCP PRIVATE CREDIT INCOME BDC LLC, a Delaware limited liability company

By:
Michael S. Gross
Chief Executive Officer and President

By:
Bruce Spohler
Chief Operating Officer

[Signature Page to First Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the first date above written.

EAST WEST BANK, as Administrative Agent and a Lender

By:
Name:
Title:

[Signature Page to First Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the undersigned has acknowledged this Amendment and agreed solely to Section 14 of this Amendment as of the first date above written.

STIFEL BANK & TRUST

By:
Name:
Title:

[Signature Page to First Amendment to Loan and Security Agreement]

SCHEDULE I

LOAN COMMITMENTS

Lender	Loan Commitment	Revolving Percentage
East West Bank	$75,000,000	100%
Total	$75,000,000	100%

EXHIBIT B-1

LOAN ADVANCE/PAYDOWN REQUEST FORM

DEADLINE FOR PROCESSING IS 12:00 p.m. Eastern time (i) on the Business Day the Advance is requested to be made, if the Advance is a Prime-Based Advance, or (ii) on the Business Day that is at least two (2) Business Days prior to the Business Day the Advance is to be made, if the Advance is a Term SOFR-Based Advance.

To:privateequityadvances@eastwestbank.com	Date:
Copy:
FAX#:

FROM

Borrower’s Name: SCP PRIVATE CREDIT INCOME BDC LLC Authorized Signer’s Name: Authorized Signature:

All representations and warranties of Borrower stated in the Amended and Restated Loan and Security Agreement are true and correct in all material respects as of the date of the telephone request for and advance confirmed by this Loan Advance/Paydown Request Form; provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date.

DRAWDOWN	PAYDOWN

FROM LOAN #: TO ACCOUNT # AMOUNT:	FROM ACCOUNT #: TO LOAN#: PRINCIPAL AMOUNT: INTEREST AMOUNT:
New Term SOFR-based Advance? Y N If yes, Term SOFR advance is for: 1 month
Conversion of Prime-based Advance to Term SOFR-based Advance Y N If yes, Term SOFR advance is for: 1 month

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE) YES / NO

If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number	Bank Transfer Number
The items marked with an asterisk (*) are required to be completed.
*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
Amount	[SAME AS AMOUNT OF DRAWDOWN ABOVE]
*Routing Number (ABA/SWIFT/IBAN)
*Receiving Institution Name
*Receiving Institution Address
Other Instructions

EXHIBIT B-2

TERM SOFR RATE CONTINUATION CERTIFICATE

The undersigned hereby certifies as follows:

I, ________________________, am the duly elected and acting _____________ of the Borrower under the Agreement referred to below.

This Term SOFR Rate Continuation Certificate is delivered to EAST WEST BANK (in its capacity as administrative agent, “Administrative Agent”) pursuant to the Amended and Restated Loan and Security Agreement among SCP PRIVATE CREDIT INCOME BDC LLC, a Delaware limited liability company (“Borrower”), the Lenders party thereto, and Administrative Agent, dated as of October 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”). The terms used herein that are defined in the Agreement have the same meaning herein as ascribed to them in the Agreement.

The undersigned requests on ________________, 202_ a Term SOFR-based Advance as follows:

(a) A continuation of an existing Term SOFR-based Advance as a Term SOFR-based Advance.

(b) The date on which the Term SOFR-based Advance is to be made is ______________, 202_.

(c) The amount of the Term SOFR-based Advance is to be ______________ ($_________), for an Interest Period of 1 month.

All representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

In Witness Whereof, this Term SOFR Rate Continuation Certificate is executed by the undersigned as of this _______________ day of _______________, 202_.

SCP PRIVATE CREDIT INCOME BDC LLC,
a Delaware limited liability company

By:
Name:	Michael S. Gross
Title:	Co-Chief Executive Officer and President

By:
Name:	Bruce Spohler
Title:	Co-Chief Executive Officer and Chief Operating Officer

For Internal Use Only

Term SOFR Rate Pricing Date	Term SOFR Rate	Term SOFR Rate Variance	Maturity Date
___________________%

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower:    SCP PRIVATE CREDIT INCOME BDC LLC

Commitment Amount:    $75,000,000

1.	the aggregate outstanding Unfunded Capital Commitments of Borrower, minus Unfunded Capital Commitments of Defaulting Investors	$
2.	60% of Line 1	$
3.	Revolving Line commitment amount:		$75,000,000
4.	Maximum Aggregate Borrowing (Lesser of Line 2 or Line 3)	$
5.	Aggregate Outstanding Advances	$
6.	Aggregate Availability (Line 4 minus Line 5)	$

The undersigned represents and warrants in his/her official (and not personal) capacity that the attached Schedule sets forth a true, complete and correct listing in all material respects of the Capital Commitments as of the date set forth below.

The undersigned represents and warrants in his/her official (and not personal) capacity that the information in this Borrowing Base Certificate complies in all material respects with the representations and warranties in the Amended and Restated Loan and Security Agreement between the above-referenced Borrower and East West Bank.

COMMENTS:

SCP PRIVATE CREDIT INCOME BDC LLC

By:
Michael S. Gross
Co-Chief Executive Officer and President

By:
Bruce Spohler
Co-Chief Executive Officer and Chief Operating Officer

Date: